EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-77348 of Merix Corporation on Form S-8 (containing a Reoffer Prospectus on Form S-3) of our report dated June 20, 1997, appearing in this Annual Report on Form 10-K of Merix Corporation for the year ended May 31, 1997.


DELOITTE & TOUCHE LLP

Portland, Oregon
August 5, 1997